Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of EPIQ Systems, Inc. on Form S-8 of our report dated November 30, 2001 on the financial statements of ROC Technologies, Inc. as of and for the year ended September 30, 2001 included in the Current Report of EPIQ Systems, Inc. on Form 8-K/A as filed with the SEC on December 17, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Kansas City, Missouri November 13, 2002